As filed with the Securities and Exchange Commission on April 23, 2010

Registration No. 333-160567

UNITED SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-1

TO REGISTRATION STATEMENT

ON FORM S-3

UNDER

THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	77-0469558
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

150 Almaden Boulevard

San Jose, California 95113

(408) 947-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LAWRENCE D. McGOVERN

Executive Vice President and Chief Financial Officer

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113

(408) 497-6900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

MARK A. BONENFANT, Esq.

Buchalter Nemer

a professional corporation

1000 Wilshire Boulevard

Fifteenth Floor

Los Angeles, California 90017

(213) 891-0700

Approximate date of commencement of proposed sale of securities to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title in Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Debt Securities
Common Stock (5)(6)
Preferred Stock (5)
Warrants (7)
Total	$65,000,000		$65,000,000	$3,627

(1)     Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.  There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants to purchase common stock or preferred stock of the Registrant up to a proposed aggregate offering price of $65,000,000.  Any securities registered hereby may be sold separately or together with other securities registered hereby.

(2)     The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereby.

(3)     Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(4)     Previously paid.

(5)     Shares of preferred stock or common stock may be issued upon conversion of debt securities registered hereunder.  No separate consideration will be received for such shares of preferred stock or common stock.

(6)     Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder.  No separate consideration will be received for such shares of common stock.

(7)     Warrants will represent rights to purchase common stock or preferred stock registered hereby.  Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 23, 2010

PROSPECTUS

HERITAGE COMMERCE CORP

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell our common stock, preferred stock, debt securities and warrants to purchase common stock or preferred stock (collectively referred to as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus.  The aggregate amount of the securities offered by us under this prospectus will not exceed $65,000,000.

This prospectus provides you with a general description of the securities that may be offered in one or more offerings.  Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “HTBK.”

Investing in our securities involves risks.  You should carefully consider the risk factors beginning on page 6 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The securities being offered are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2010.

i

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement.  No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

ii

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form S-3 to update our Registration Statement on Form S-3 (File No. 333-160567), filed on July 14, 2009 and declared effective July 22, 2009 by the Securities and Exchange Commission), in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  Under this shelf registration statement, we may sell:

•              common stock;

•              preferred stock;

•              debt securities; and

•              warrants to purchase common stock or preferred stock.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities and warrants.  Each time we sell common stock, preferred stock, debt securities or warrants, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering.  The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement).  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context indicates otherwise, references to “Heritage,” “we,” “us,” “our” and “the Company” in this prospectus refer to Heritage Commerce Corp and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus including the documents incorporated by reference in it, contains various statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements often can be, but are not always, identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These statements include statements relating to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition.

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. In addition, our past results of operations do not necessarily indicate our future results. Please see our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus for a further discussion of these and other risks and uncertainties applicable to our business. The forward-looking statements could be affected by many factors, including but not limited to:

•              Our ability to attract new deposits and loans;

•              Local, regional, and national economic conditions and events and the impact they may have on us and our customers;

•              Risks associated with concentrations in real estate related loans;

•              Increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity;

•              Market interest rate volatility;

•              Stability of funding sources and continued availability of borrowings;

•              Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including our written agreement entered into with the Board of Governors of the Federal Reserve System and the California Department of Financial Institutions;

•              Changes in accounting standards and interpretations;

•              Significant decline in the market value of the Company that could result in an impairment of goodwill;

•              Our ability to raise capital or incur debt on reasonable terms;

•              Regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company;

•              Effectiveness of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislative and regulatory efforts to help stabilize the U.S. financial markets;

•              Future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008;

•              The impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; and

•              Our success in managing the risks involved in the foregoing items.

We are not able to predict all the factors that may affect future results. You should not place undue reliance on any forward-looking statement, which speaks only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you in this prospectus by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that, under applicable SEC rules, are “furnished” rather than “filed”) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act:

•              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed March 17, 2010, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2010; and

•              The description of our common stock contained in our Registration Statement on Form 8-A, dated March 5, 1998, which registers our common stock under Section 12 of the Exchange Act, together with any amendments or reports filed with the SEC for the purpose of updating the description.

You may obtain a copy of these filings at no cost by writing to us at Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113, Attention: Corporate Secretary or by telephone request to our Corporate Secretary at (408) 947-6900.

DESCRIPTION OF THE COMPANY

General

Heritage Commerce Corp, a California corporation organized in 1997 (“HCC”), is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. We provide a wide range of banking services through Heritage Bank of Commerce (“HBC”), our wholly-owned subsidiary and our principal asset. HBC is a California state chartered bank headquartered in San Jose, California and has been conducting business since 1994.

HBC is a multi-community independent bank that offers a full range of commercial banking services to small and medium-sized businesses and their owners, managers and employees.  We operate through 10 full service branch offices located entirely in the southern and eastern regions of the general San Francisco Bay area of California in the counties of Santa Clara, Alameda, and Contra Costa in California.  Our market includes the headquarters of a number of technology based companies in the region commonly known as “Silicon Valley.”

Our lending activities are diversified and include commercial, real estate, construction and land development, consumer and SBA guaranteed loans. We generally lend to customers in markets where we have a physical presence through our branch offices and SBA loan production offices.  We attract deposits from throughout our market area with a customer-oriented product mix, competitive pricing, and convenient locations.  We offer a wide range of deposit products for retail and business banking markets.  We offer a multitude of other products and services to complement our lending and deposit services.

In 2007, we acquired Diablo Valley Bank which expanded our presence in the East Bay geographical area in California. At the time of the acquisition, Diablo Valley Bank had approximately $269 million of tangible assets.

As of December 31, 2009, we had total assets of approximately $1.36 billion, total net loans receivable and loans held-for-sale of approximately $1.05 billion, total deposits of approximately $1.09 billion and shareholders’ equity of approximately $172.3 million.

As a bank holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System, or the Federal Reserve. We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries. As a California chartered bank, HBC is subject to primary supervision, periodic examination, and regulation by the California Department of Financial Institutions, and by the Federal Reserve, as its primary federal regulator.

Our principal executive office is located at 150 Almaden Boulevard, San Jose, California 95113, telephone number: (408) 947-6900.

Recent Regulatory Examination

On February 17, 2010 HCC and HBC entered into a written agreement with the Federal Reserve Bank of San Francisco, and the California Department of Financial Institutions (“DFI”). Under the terms of the written agreement, the Company must obtain the prior written approval of the Federal Reserve and DFI before it may (i) declare or pay any dividends, (ii) make any distributions of principal or interest on the Company’s outstanding trust preferred securities and related subordinated debt, (iii) incur, increase or guarantee any debt, (iv) redeem any outstanding stock, or (v) take dividends or any other form of payment that represents a reduction in capital from HBC. The written agreement also requires the Company to (i) submit a written plan to strengthen credit risk management practices, (ii) submit a written capital plan for sufficient capitalization of both HCC and HBC, (iii) submit a written business plan for 2010 to improve the Company’s earnings and overall financial condition, (iv) comply with notice and approval requirements related to the appointment of directors and senior executive officers or change in the responsibility of any current senior executive officer, (v) comply with restrictions on paying or agreeing to pay certain indemnification and severance payments without prior written approval, (vi) submit a written plan to improve management of the Company’s liquidity position and funds management practices, (vii) notify the Federal Reserve and DFI no more than 30 days after the end of any quarter in which the capital ratios of HCC or HBC fall below the approved capital plan’s minimum ratios, together with an acceptable plan to increase capital ratios above the approved capital plan’s minimum levels, (viii) comply with specified procedures for board (or a committee of the board) approval for the extension, renewal or restructure of any “criticized loan”, (ix) submit plans to improve the Company’s position on outstanding, past due and other problem loans in excess of $2 million, (x) maintain policies and procedures and submit a plan for the maintenance of an adequate allowance for loan and lease losses, and (xi) provide quarterly progress reports to the Federal Reserve and DFI.

Prior to entering into the written agreement in February 2010, the Company had already ceased paying dividends on its common stock (in the second quarter of 2009), suspended interest payments on its trust preferred securities and related subordinated debt (in the fourth quarter of 2009), and suspended dividend payments on its preferred stock (also in the fourth quarter of 2009).

The Company is addressing the requirements of the written agreement, including efforts and plans to improve asset quality and credit risk management, improve profitability and liquidity management, and maintain capital at a level sufficient for the respective risk profiles of HCC (on a consolidated basis) and HBC. A committee of outside directors has been formed to monitor and coordinate compliance with the written agreement.

Failure to comply with the written agreement may subject HCC and HBC to additional supervisory actions and orders.

RISK FACTORS

Our business, financial condition and results of operations are subject to various risks, including those discussed below, and those set forth in Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference, which may affect the value of our securities. The risks discussed in this prospectus  and incorporated herein by reference are those that we believe are the most significant risks, although additional risks not presently known to us or that we currently deem less significant may also adversely affect our business, financial condition and results of operations, perhaps materially. Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties described below and the risks incorporated by reference in this prospectus, together with all of the other information included or incorporated by reference in this prospectus.

Risks Related to Recent Economic Conditions and Governmental Response Efforts

Difficult economic and market conditions have adversely affected our industry.

The global and U.S. economies continue to experience a protracted slowdown in business activity. Dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage, land development and construction loans and resulted in significant write-downs of assets by many financial institutions. General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. Negative economic trends have led to increased commercial and consumer loan deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. The resulting economic pressure on consumers and businesses may continue to adversely affect our business, financial condition, results of operations and stock price. We do not expect that the difficult conditions in the financial and real estate markets are likely to improve in the near future. Moreover, the commercial real estate market may continue to decline, which could adversely affect a substantial portion of our loan portfolio. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. In particular, we may face the following risks in connection with these events:

•              We potentially face increased regulation of our industry which may increase our costs and limit our ability to pursue business opportunities. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

•              The process we use to estimate losses inherent in our credit exposure requires difficult, subjective and complex judgments, including assessments of economic conditions. The level of uncertainty concerning economic conditions may adversely affect the accuracy of our estimates which may, in turn, impact the reliability of the process.

•              Our borrowers may be unable to make timely repayments of their loans, and the decrease in value of real estate collateral securing the payment of such loans could result in significant credit losses, increased delinquencies, foreclosures and customer bankruptcies, any of which could have a material adverse effect on our operating results.

•              The value of our securities portfolio may be adversely affected.

•              Changes and volatility in interest rates may negatively impact yields on earning assets and may increase the costs of interest-bearing liabilities.

•              Monetary and fiscal policies of the Federal Reserve and the U.S. Government and other government initiatives taken in response to economic conditions may adversely affect our profitability.

•              We have been and may be required to pay significantly higher FDIC premiums because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits.

If current negative economic trends continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our business, financial condition and results of operations.

Recent legislative and regulatory initiatives may not be successful.

Recent legislative and regulatory initiatives to address difficult market and economic conditions may not stabilize the U.S. banking system. On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008, or the Emergency Economic Stabilization Act, in response to the crisis in the financial sector in 2008. The U.S. Treasury and banking regulators have implemented a number of programs under this legislation to address capital and liquidity issues in the banking system. On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009, or the American Recovery and Reinvestment Act. There can be no assurance, however, as to the actual impact that the Emergency Economic Stabilization Act or the American Recovery and Reinvestment Act will have on the financial markets, including the levels of volatility and limited credit availability currently being experienced. The failure of the Emergency Economic Stabilization Act or American Recovery and Reinvestment Act to help stabilize the financial markets and a continuation or worsening of current financial market conditions could have a material adverse effect on our business, financial condition, results of operations, access to credit or the value of our securities.

The FDIC has increased insurance premiums to rebuild and maintain the federal deposit insurance fund.

The FDIC has adopted a final rule revising its risk-based assessment system, effective April 1, 2009. The changes to the assessment system involve adjustments to the risk-based calculation of an institution’s unsecured debt, secured liabilities and brokered deposits. The revisions effectively result in a range of possible assessments under the risk-based system of 7 to 77.5 basis points. As a result of the recent revisions, we anticipate paying higher FDIC insurance premiums, which will add to our cost of operations and, thus, adversely affect our results of operations. Depending on any future losses that the FDIC insurance fund may suffer due to failed institutions, there can be no assurance that there will not be additional premium increases in order to replenish the fund.

The FDIC has imposed a special deposit insurance assessment of 5 basis points on all insured institutions. This emergency assessment was calculated based on each insured institution’s total assets minus Tier 1 capital at June 30, 2009, and was collected on September 30, 2009. Future special assessments imposed by the FDIC will further increase our cost of operations and, as a result, could have a significant impact on us.

U.S. and international financial markets and economic conditions could adversely affect our liquidity, results of operations and financial condition.

The turmoil and downward economic trends in 2009 were particularly acute in the financial sector and these trends may continue in 2010. Although we have not suffered any significant liquidity issues as a result of these recent events, the cost and availability of funds may be adversely affected by illiquid credit markets and the demand for our products and services may decline as our borrowers and customers realize the impact of an economic slowdown and recession. In view of the concentration of our operations and the collateral securing our loan portfolio in California, we may be particularly susceptible to the adverse economic conditions in California and, particularly, the San Francisco Bay area where our business is concentrated. In addition, the severity and duration of these adverse conditions is unknown and may exacerbate our exposure to credit risk and adversely affect the ability of borrowers to perform under the terms of their lending arrangements with us.

Risks Related to Our Market and Business

We are subject to a written agreement with the Federal Reserve and the California Department of Financial Institutions, and in the future may become subject to additional supervisory actions and/or enhanced regulation that could have a material adverse effect on our business, operating flexibility, financial condition and the value of our securities.

Under federal and state laws and regulations pertaining to the safety and soundness of insured depository institutions, various state regulators (for state-chartered banks), the Federal Reserve (for bank holding companies and state member banks), the DFI (for California state-chartered banks) and separately the FDIC as the insurer of bank deposits, each have the authority to compel or restrict certain actions on our part if they determine that we have insufficient capital or are otherwise operating in a manner that may be deemed to be inconsistent with safe and sound banking practices. Under their respective authority, our bank regulators can require us to enter into informal or formal enforcement orders, including board resolutions, memoranda of understanding, written agreements and consent or cease and desist orders, pursuant to which we may be required to take identified corrective actions to address cited concerns and to refrain from taking certain actions.

As a result of the Company’s losses in 2009, primarily due to higher provisions for loan losses because of credit quality deterioration, the Company entered into a written agreement on February 17, 2010 with the Federal Reserve and DFI. Among other things, the written agreement provides that the Company shall submit to the Federal Reserve and the DFI their continuing plans to enhance credit risk and administration functions, to maintain policies and procedures for the maintenance of an adequate allowance for loan and lease losses, to improve earnings for 2010, to improve HBC’s liquidity position and funds management practices, and to update the Company’s capital plan in order to maintain capital at or above sufficient levels based on the respective risk profiles of the HCC (on a consolidated company basis) and HBC. The written agreement also restricts the payment of dividends and any payments on trust preferred securities and related subordinated debt, or any reduction in capital or the purchase or redemption of stock without the prior approval of the Federal Reserve and the DFI. The written agreement requires the Company to comply with restrictions on indemnification and golden parachute payments, and to comply with notice and approval requirements related to the appointment of directors and senior executive officers. Progress reports detailing the form and manner of all actions taken to secure compliance with the written agreement must be submitted to the Federal Reserve and DFI at least quarterly. See “Description of the Company - Business - Recent Regulatory Action.”

If we are unable to comply with the terms of the written agreement with the Federal Reserve and DFI, or if we are unable to comply with the terms of any future regulatory orders to which we may become subject, then we could become subject to additional supervisory actions and orders, including cease and desist orders, prompt corrective action and/or other regulatory enforcement actions. If our regulators were to take such additional supervisory actions, then we could, among other things, become subject to significant restrictions on our ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both. Failure to implement the measures in the time frames provided, or at all, could result in additional orders or penalties from the Federal Reserve and the State of California, which could include further restrictions on the Company’s business, assessment of civil money penalties on the Company, as well as its directors, officers and other affiliated parties, termination of deposit insurance, removal of one or more officers and/or directors and the liquidation or other closure of the Company. The terms of any such supervisory action and the consequences associated with any failure to comply therewith could have a material negative effect on our business, operating flexibility, financial condition and the value of our securities.

Our allowance for loan losses may not be adequate to cover actual loan losses, which could adversely affect our earnings.

We maintain an allowance for loan losses for probable losses in the portfolio. The allowance is established through a provision for loan losses based on our management’s evaluation of the risks inherent in our loan portfolio and the general economy. The allowance is also appropriately increased for new loan growth. The allowance is based upon a number of factors, including the size of the loan portfolio, asset classifications, economic trends, industry experience and trends, industry and geographic concentrations, estimated collateral values, management’s assessment of the credit risk inherent in the portfolio, historical loan loss experience and loan underwriting policies.

In addition, we evaluate all loans identified as problem loans and allocate an allowance based upon our estimation of the potential loss associated with those problem loans. While we strive to carefully manage and monitor credit quality and to identify loans that may be deteriorating, at any time there are loans included in the portfolio that may result in losses, but that have not yet been identified as potential problem loans. Through established credit practices, we attempt to identify deteriorating loans and adjust the allowance for loan losses accordingly. However, because future events are uncertain and because we may not successfully identify all deteriorating loans in a timely manner, there may be loans that deteriorate in an accelerated time frame. As a result, future additions to the allowance may be necessary. Further, because the loan portfolio contains a number of commercial real estate, construction, and land development loans with relatively large balances, a deterioration in the credit quality of one or more of these loans may require a significant increase to the allowance for loan losses. Future additions to the allowance may also be required based on changes in the financial condition of borrowers, such as changes resulting from the current, and potentially worsening, economic conditions or as a result of incorrect assumptions by management in determining the allowance for loan losses. Additionally, federal and state banking regulators, as an integral part of their supervisory function, periodically review our allowance for loan losses. These regulatory agencies may require us to recognize further loan loss provisions or charge-offs based upon their judgments, which may be different from ours.

Loan losses in excess of our allowance for loan losses could have an adverse effect on our results of operations.

Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition.

At December 31, 2009, nonperforming loans were 5.83% of the loan portfolio. At December 31, 2009, nonperforming assets were 4.74% of total assets. Nonperforming assets adversely affect our earnings in various ways. Until economic and market conditions improve, we expect to continue to incur losses relating to an increase in nonperforming assets. We do not record interest income on nonaccrual loans or other real estate owned, thereby adversely affecting our income, and increasing our loan administration costs. Upon foreclosure or similar proceedings, we record the repossessed asset at the estimated fair value, less costs to sell, which may result in a loss. An increase in the level of nonperforming assets increases our risk profile and may impact the capital levels our regulators believe are appropriate in light of the increased risk profile. While we reduce problem assets through collection efforts, asset sales, workouts, restructurings and otherwise, decreases in the value of the underlying collateral, or in these borrowers’ performance or financial condition, whether or not due to economic and market conditions beyond our control, could adversely affect our business, results of operations and financial condition.

In addition, the resolution of nonperforming assets requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities. If the current economic and market conditions persist or worsen, it is likely that we will experience future increases in nonperforming assets, particularly if we are unsuccessful in our efforts to reduce our classified assets, which would have a significant adverse effect on our business.

We may be required to make additional provisions for loan losses and charge off additional loans in the future, which could adversely affect our results of operations.

For the year ended December 31, 2009, we recorded a $33.9 million provision for loan losses, charged-off $31.5 million of loans, and recovered $1.4 million of loans. There has been a significant slowdown in the real estate markets in portions of counties in California where a majority of our loan customers, including our largest borrowing relationships, are based. This slowdown reflects declining prices in real estate, excess inventories of homes and increasing vacancies in commercial and industrial properties, all of which have contributed to financial strain on real estate developers and suppliers. At December 31, 2009, we had $400.7 million in real estate loans and $182.9 million in construction and land development loans, of which $43.3 million are greater than 90 days past due at December 31, 2009. Construction loans and commercial real estate loans comprise a substantial portion of our non-performing assets. Continuing deterioration in the real estate market could affect the ability of our loan customers to service their debt, which could result in additional loan charge-offs and provisions for loan losses in the future, which could have a material adverse effect on our financial condition, results of operations and capital.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry as a whole.

If we lost a significant portion of our low-cost deposits, it would negatively impact our liquidity and profitability.

Our profitability depends in part on our success in attracting and retaining a stable base of low-cost deposits. At December 31, 2009, 24% of our deposit base was comprised of noninterest bearing deposits. While we generally do not believe these core deposits are sensitive to interest rate fluctuations, the competition for these deposits in our markets is strong and customers are increasingly seeking investments that are safe, including the purchase of U.S. Treasury securities and other government-guaranteed obligations, as well as the establishment of accounts at the largest, most well-capitalized banks. If we were to lose a significant portion of our low-cost deposits, it would negatively impact our liquidity and profitability.

HBC is a participant in the FDIC’s Transaction Account Guarantee Program (“TAGP”), which provides HBC’s depositors with unlimited FDIC insurance coverage for certain noninterest-bearing transaction accounts.  Unless extended by the FDIC, the TAGP will expire on June 30, 2010, at which time the amount of coverage for each depositor will be limited to $250,000.  The impact of the TAGP expiration in June 2010 could have an adverse effect on HBC’s deposit base.

We borrow from the Federal Home Loan Bank and the Federal Reserve, and there can be no assurance these programs will continue in their current manner.

We at times utilize the Federal Home Loan Bank of San Francisco for overnight borrowings and term advances.  We also borrow from the Federal Reserve Bank of San Francisco and from correspondent banks under our Federal funds lines of credit. The amount loaned to us is generally dependent on the value of the collateral pledged. These lenders could reduce the percentages loaned against various collateral categories, could eliminate certain types of collateral and could otherwise modify or even terminate their loan programs, particularly to the extent they are required to do so because of capital adequacy or other balance sheet concerns. Any change or termination of the programs under which we borrow from the Federal Home Loan Bank of San Francisco, the Federal Reserve Bank of San Francisco or correspondent banks could have an adverse effect on our liquidity and profitability.

Our results of operations may be adversely affected by other-than-temporary impairment charges relating to our securities portfolio.

We may be required to record future impairment charges on our securities, including our stock in the Federal Home Loan Bank of San Francisco, if they suffer declines in value that we consider other-than-temporary. Numerous factors, including the lack of liquidity for re-sales of certain securities, the absence of reliable pricing information for securities, adverse changes in the business climate, adverse regulatory actions or unanticipated changes in the competitive environment, could have a negative effect on our securities portfolio in future periods. Significant impairment charges could also negatively impact our regulatory capital ratios and result in HBC not being classified as “well-capitalized” for regulatory purposes.

We may need to raise additional capital in the future and such capital may not be available when needed or at all.

We may need to raise additional capital in the future to provide us with sufficient capital resources and liquidity to meet our commitments and business needs. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control, and our financial performance. The ongoing liquidity crisis and the loss of confidence in financial institutions may increase our cost of funding and limit our access to some of our customary sources of capital, including, but not limited to, inter-bank borrowings, repurchase agreements and borrowings from the discount window of the Federal Reserve Bank.

We cannot assure you that such capital will be available to us on acceptable terms or at all. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of debt purchasers, depositors of HBC or counterparties participating in the capital markets may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity. An inability to raise additional capital on acceptable terms when needed could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Changes in interest rates affect interest income, the primary component of our gross revenue, as well as interest expense. Our earnings depend largely on the relationship between the cost of funds, primarily deposits and borrowings, and the yield on earning assets, primarily loans and securities. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by the monetary policies of the Federal Reserve, the shape of the yield curve, and the international interest rate environment, as well as by economic, regulatory and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of nonperforming assets. Many of these factors are beyond our control. In addition, loan origination volumes are affected by market interest rates. Higher interest rates, generally, are associated with a lower volume of loan originations while lower interest rates are usually associated with higher loan originations. Conversely, in rising interest rate environments, loan repayment rates may decline and in falling interest rate environments, loan repayment rates may increase. In addition, in a rising interest rate environment, we may need to accelerate the pace of rate increases on our deposit accounts as compared to the pace of future increases in short-term market rates. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality and loan origination volume. Given the current volume, mix, and re-pricing characteristics of our interest-bearing liabilities and interest-earning assets, our interest rate spread is expected to increase in a rising rate environment, and decrease in a declining interest rate scenario. However, there are scenarios where fluctuations in interest rates in either direction could have a negative effect on our profitability. For example, if funding rates rise faster than asset yields in a rising rate environment, or if we do not actively manage certain loan rates in a declining rate environment, our profitability would be negatively impacted.

Our profitability is dependent upon the economic conditions of the markets in which we operate.

We operate primarily in Santa Clara County, Contra Costa County and Alameda County and, as a result, our financial condition and results of operations are subject to changes in the economic conditions in those areas. Our success depends upon the business activity, population, income levels, deposits and real estate activity in these markets. Although our customers’ business and financial interests may extend well beyond these market areas, adverse economic conditions that affect these market areas could reduce our growth rate, affect the ability of our customers to repay their loans to us and generally affect our financial condition and results of operations. Our lending operations are located in market areas dependent on technology and real estate industries and their supporting companies. Thus, our borrowers could be adversely impacted by a downturn in these sectors of the economy that could reduce the demand for loans and adversely impact the borrowers’ ability to repay their loans, which would, in turn, increase our nonperforming assets. Because of our geographic concentration, we are less able than regional or national financial institutions to diversify our credit risks across multiple markets.

Our loan portfolio has a large concentration of real estate loans in California, which involve risks specific to real estate values.

A further downturn in our real estate markets could adversely affect our business because many of our loans are secured by real estate. Real estate lending (including commercial, land development and construction) is a large portion of our loan portfolio. At December 31, 2009, approximately $635.0 million, or 59% of our loan portfolio was secured by various forms of real estate, including residential and commercial real estate (53% of which was owner-occupied). The real estate securing our loan portfolio is concentrated in California which has experienced a significant decline in real estate values. There have been adverse developments affecting real estate values in one or more of our markets that could increase the credit risk associated with our loan portfolio. The market value of real estate can fluctuate significantly in a short period of time as a result of market conditions in the geographic area in which the real estate is located. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature, such as earthquakes and natural disasters particular to California. Additionally, commercial real estate lending typically involves larger loan principal amounts and the repayment of the loans generally is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service. If real estate values, including values of land held for development, continue to decline, the value of real estate collateral securing our loans could be significantly reduced. Our ability to recover on defaulted loans by foreclosing and selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans.

Our construction and land development loans are based upon estimates of costs and value associated with the complete project. These estimates may be inaccurate and we may be exposed to more losses on these projects than on other loans.

At December 31, 2009, land and construction loans, including land acquisition and development total $182.9 million or 17% of our loan portfolio. This amount was comprised of 21% owner-occupied and 79% non-owner occupied construction and land loans. Risk of loss on a construction loan depends largely upon whether our initial estimate of the property’s value at completion of construction equals or exceeds the cost of the property construction (including interest) and the availability of permanent take-out financing. During the construction phase, a number of factors can result in delays and cost overruns. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent primarily on the completion of the project and the ability of the borrower to sell the property, rather than the ability of the borrower or guarantor to repay principal and interest. If estimates of value are inaccurate or if actual construction costs exceed estimates, the value of the property securing the loan may be insufficient to ensure full repayment. If our appraisal of the value of the completed project proves to be overstated, our collateral may be inadequate for the repayment of the loan upon completion of construction of the project. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time.

We must effectively manage our growth strategy.

As part of our general growth strategy, we may expand into additional communities or attempt to strengthen our position in our current markets by opening new offices, subject to any regulatory constraints on our ability to open new offices. To the extent that we are able to open additional offices, we are likely to experience the effects of higher operating expenses relative to operating income from the new operations for a period of time, which may have an adverse effect on our levels of reported net income, return on average equity and return on average assets. Our current growth strategies involve internal growth from our current offices and, subject to any regulatory constraints on our ability to open new branch offices, the addition of new offices over time, so that the additional overhead expenses associated with these openings is absorbed prior to opening other new offices.

We have a significant deferred tax asset and cannot assure that it will be fully realized.

Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and tax basis of assets and liabilities computed using enacted tax rates. We regularly assess available positive and negative evidence to determine whether it is more likely than not that our net deferred tax asset will be recovered. At December 31, 2009, we had a net deferred tax asset of $22.4 million. We did not establish a valuation allowance as it is more likely than not that we will have sufficient future earnings to utilize this asset to offset future income tax liabilities. Realization of a deferred tax asset requires us to apply significant judgment and is inherently speculative because it requires estimates that cannot be made with certainty. If we were to determine at some point in the future that we will not achieve sufficient future taxable income to realize our net deferred tax asset, we would be required under generally accepted accounting principles to establish a full or partial valuation allowance. If we determine that a valuation allowance is necessary, it would require us to incur a charge to operations.

If the goodwill we have recorded in connection with acquisitions becomes impaired, our earnings and shareholders’ equity could be adversely affected.

Accounting standards require that we account for acquisitions using the purchase method of accounting. Under the purchase method of accounting, if the purchase price of an acquired company exceeds the fair value of its net assets, the excess is carried on the acquirer’s balance sheet as goodwill. In accordance with generally accepted accounting principles, our goodwill is evaluated for impairment on an annual basis or more frequently if events or circumstances indicate that a potential impairment exists. Such evaluation is based on a variety of factors, including the quoted price of our common stock, market prices of common stock of other banking organizations, common stock trading multiples, discounted cash flows and, when appropriate, data from control sale transactions. There can be no assurance that future evaluations of goodwill will not result in impairment and ensuing write-downs, which could be material, resulting in an adverse impact on our earnings and shareholders’ equity.

We face strong competition from financial service companies and other companies that offer banking services.

We face substantial competition in all phases of our operations from a variety of different competitors. Our competitors, including larger commercial banks, community banks, savings and loan associations, mutual savings banks, credit unions, consumer finance companies, insurance companies, securities dealers, brokers, mortgage bankers, investment advisors, money market mutual funds and other financial institutions, compete with lending and deposit-gathering services offered by us. Increased competition in our markets may result in reduced loans and deposits.

Many of these competing institutions have much greater financial and marketing resources than we have. Due to their size, many competitors can achieve larger economies of scale and may offer a broader range of products and services than we can. If we are unable to offer competitive products and services, our business may be negatively affected.

Some of the financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on bank holding companies and federally insured financial institutions or are not subject to increased supervisory oversight arising from regulatory examinations. As a result, these non-bank competitors have certain advantages over us in accessing funding and in providing various services. The banking business in our primary market areas is very competitive, and the level of competition facing us may increase further, which may limit our asset growth and financial results.

We are subject to extensive government regulation that could limit or restrict our activities, which in turn may adversely impact our ability to increase our assets and earnings.

We operate in a highly regulated environment and are subject to supervision and regulation by a number of governmental regulatory agencies, including the Federal Reserve, the DFI and the FDIC. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of shareholders, govern a comprehensive range of matters relating to ownership and control of our securities, our acquisition of other companies and businesses, permissible activities for us to engage in, maintenance of adequate capital levels, and other aspects of our operations. These bank regulators possess broad authority to prevent or remedy unsafe or unsound practices or violations of law. The laws and regulations applicable to the banking industry could change at any time and we cannot predict the effects of these changes on our business and profitability. Increased regulation could increase our cost of compliance and adversely affect profitability. Moreover, certain of these regulations contain significant punitive sanctions for violations, including monetary penalties and limitations on a bank’s ability to implement components of its business plan, such as expansion through mergers and acquisitions or the opening of new branch offices. In addition, changes in regulatory requirements may add costs associated with compliance efforts. Furthermore, government policy and regulation, particularly as implemented through the Federal Reserve System, significantly affect credit conditions. As a result of the negative financial market and general economic trends, there is a potential for new federal or state laws and regulations regarding lending and funding practices and liquidity standards, and bank regulatory agencies have been and are expected to be aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement orders. Negative developments in the financial industry and the impact of new legislation and regulation in response to those developments could negatively impact our business operations and adversely impact our financial performance. We are also subject to supervision, regulation and investigation by the U.S. Treasury and the Office of the Special Inspector General under the Emergency Economic Stabilization Act and the American Recovery and Reinvestment Act by virtue of our participation in the U.S. Treasury Capital Purchase Program.

Technology is continually changing and we must effectively implement new technologies.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables us to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations as we continue to grow and expand our market areas. In order to anticipate and develop new technology, we employ a qualified staff of internal information system specialists and consider this area a core part of our business. We do not develop our own software products, but have been able to respond to technological changes in a timely manner through association with leading technology vendors. We must continue to make substantial investments in technology which may affect our results of operations. If we are unable to make such investments, or we are unable to respond to technological changes in a timely manner, our operating costs may increase which could adversely affect our results of operations.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. We employ external auditors to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption to reduce the likelihood of any security failures or breaches. Although we, with the help of third-party service providers and auditors, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

We are exposed to the risk of environmental liabilities with respect to properties to which we take title.

In the course of our business, when a borrower defaults on a loan secured by real property, we generally purchase the property in foreclosure or accept a deed to the property surrendered by the borrower. We may also take over the management of properties when owners have defaulted on loans. While we have guidelines intended to exclude properties with an unreasonable risk of contamination, hazardous substances may exist on some of the properties that we own, manage or occupy and unknown hazardous risks could impact the value of real estate collateral. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean-up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial and exceed the value of the property. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we become subject to significant environmental liabilities, our business, financial condition, results of operations and prospects could be adversely affected.

Managing operational risk is important to attracting and maintaining customers, investors and employees.

Operational risk represents the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside the Company, the execution of unauthorized transactions by employees, transaction processing errors and breaches of the internal control system and compliance requirements. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulatory standards, adverse business decisions or their implementation and customer attrition due to potential negative publicity. Operational risk is inherent in all business activities and the management of this risk is important to the achievement of our business objectives. In the event of a breakdown in our internal control system, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action and suffer damage to our reputation. We have policies and procedures in place to protect our reputation and promote ethical conduct, but these policies and procedures may not be fully effective. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers, investors and employees, costly litigation, a decline in revenues and increased governmental regulation.

Potential acquisitions may disrupt our business and adversely affect our results of operations.

We have in the past and, subject to any regulatory constraints on our ability to undertake any acquisitions, we may in the future seek to grow our business by acquiring other businesses. We cannot predict the frequency, size or timing of our acquisitions, and we typically do not comment publicly on a possible acquisition until we have signed a definitive agreement. There can be no assurance that our acquisitions will have the anticipated positive results, including results related to the total cost of integration, the time required to complete the integration, the amount of longer-term cost savings, continued growth, or the overall performance of the acquired company or combined entity. Integration of an acquired business can be complex and costly. If we are not able to successfully integrate future acquisitions, there is a risk that our results of operations could be adversely affected. In addition, if goodwill recorded in connection with our prior or potential future acquisitions were determined to be impaired, then we would be required to recognize a charge against operations, which could materially and adversely affect our results of operations during the period in which the impairment was recognized.

We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our prospects.

Competition for qualified employees and personnel in the banking industry is intense and there are a limited number of qualified persons with knowledge of, and experience in, the California community banking industry. The process of recruiting personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. In addition, the Emergency Economic Stabilization Act and the American Recovery and Reinvestment Act have imposed significant limitations on executive compensation for recipients, such as us, of funds under the U.S. Treasury Capital Purchase Program, which may make it more difficult for us to retain and recruit key personnel. Our success depends to a significant degree upon our ability to attract and retain qualified management, loan origination, finance, administrative, marketing and technical personnel and upon the continued contributions of our management and personnel. In particular, our success has been and continues to be highly dependent upon the abilities of key executives, including our Chief Executive Officer and certain other key employees.

Because of our participation in the U.S. Treasury Capital Purchase Program, we are subject to various restrictions, including restrictions on compensation paid to our executives.

Pursuant to the terms of the Purchase Agreement we entered into with the U.S. Treasury, we adopted certain standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the equity issued pursuant to the Purchase Agreement. These standards generally apply to our Chief Executive Officer, Chief Financial Officer, and the three next most highly compensated senior executive officers. The standards include:  (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. In addition, the American Recovery and Reinvestment Act imposes certain new executive compensation and corporate governance requirements on all current and future Capital Purchase Program recipients, including the Company. The executive compensation standards are more stringent than those in effect under the Emergency Economic Stabilization Act. The new standards include (but are not limited to) (i) prohibitions on bonuses, retention awards and other incentive compensation, other than restricted stock grants which do not fully vest until the preferred stock issued to the U.S. Treasury is no longer outstanding up to one-third of an employee’s total annual compensation, (ii) prohibitions on golden parachute payments for departure from a company, (iii) an expanded clawback of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria, (iv) prohibitions on compensation plans that encourage manipulation of reported earnings, (v) retroactive review of bonuses, retention awards and other compensation previously provided by Capital Purchase Program recipients if found by the U.S. Treasury to be inconsistent with the purposes of the Emergency Economic Stabilization Act or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures,” and (vii) inclusion in a participant’s proxy statements for annual shareholder meetings of a nonbinding “say on pay” shareholder vote on the compensation of executives. Such restrictions and any future restrictions on executive compensation, which may be adopted, could adversely affect our ability to hire and retain senior executive officers and other key employees.

Until we are able to repurchase the Series A Preferred Stock we are required to operate under the restrictions imposed by the U.S. Treasury under the Capital Purchase Program, and such restrictions may have unforeseen and unintended adverse effects on our business.

Until such time as we repurchase the Series A Preferred Stock, we will remain subject to the respective terms and conditions set forth in the agreements we entered into with the U.S. Treasury under the Capital Purchase Program. The continued existence of the Capital Purchase Program investment subjects us to increased regulatory and legislative oversight. Future legal requirements and implementing standards under the Capital Purchase Program may apply retroactively and may have unforeseen or unintended adverse effects on Capital Purchase Program participants and on the financial services industry as a whole. They may require us to expend significant time, effort and resources to ensure compliance, and the evolving regulations concerning executive compensation may impose limitations on us that affect our ability to compete successfully for executive and management talent.

We can make no assurance as to when or if we will be in a position to repurchase the Series A Preferred Stock and the warrant issued to the U.S. Treasury. Furthermore, the repurchase of the Series A Preferred Stock and warrant is subject to regulatory approval.

Federal and state law may limit the ability of another party to acquire us, which could cause the price of our securities to decline.

Federal law prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the DFI has approved such acquisition of control. A person would be deemed to have acquired control of HBC if such person, directly or indirectly, has the power (1) to vote 25% or more of the voting power of HBC, or (2) to direct or cause the direction of the management and policies of HBC. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control HBC.

These provisions of federal and state law may prevent a merger or acquisition that would be attractive to shareholders and could limit the price investors would be willing to pay in the future for our securities.

Risks Related to an Investment in Our Common Stock

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit, is not insured by the FDIC or any other deposit insurance fund, and is subject to investment risk, including the loss of some or all of your investment. Our common stock is subject to the same market forces that affect the price of common stock in any company.

The terms of our Series A Preferred Stock limit our ability to pay dividends on and repurchase our common stock.

The Purchase Agreement between us and the U.S. Treasury, pursuant to which we sold $40 million of our Series A Preferred Stock and issued a warrant to purchase up to 462,963 shares of our common stock, provides that prior to the earlier of (1) November 21, 2011 and (2) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by the U.S. Treasury to third parties, we may not, without the consent of the U.S. Treasury, (a) increase our quarterly cash dividend on our common stock above $0.08 per share, the amount of the last quarterly cash dividend per share declared prior to October 14, 2008 or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series A Preferred Stock. In addition, we are unable to pay any dividends on our common stock unless we are current in our dividend payments on the Series A Preferred Stock. In November 2009, we suspended the payment of dividends on the Series A Preferred Stock, and until the accumulated unpaid dividends on the Series A Preferred Stock are paid, we are not permitted to pay any dividends on our common stock. These restrictions, together with the potentially dilutive impact of the warrant issued to the U.S. Treasury could have a negative effect on the value of our common stock.

Our outstanding Series A Preferred Stock impacts net income allocable to our common shareholders and earnings per common share, and the warrant issued to the U.S. Treasury may be dilutive to holders of our common stock.

The dividends declared and the accretion on our Series A Preferred Stock reduce the net income available to common shareholders and our earnings per common share. Our Series A Preferred Stock will also receive preferential treatment in the event of our liquidation, dissolution or winding up. Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the warrant issued to the U.S. Treasury is exercised. The shares of common stock underlying the warrant represent approximately 4% of the shares of our common stock outstanding as of December 31, 2009. Although the U.S. Treasury has agreed to not vote any of the common shares it receives upon exercise of the warrant, a transferee of any portion of the warrant or of any common shares acquired upon exercise of the warrant is not bound by this restriction. The terms of the warrant include an anti-dilution adjustment which provides that, if we issue common shares or securities convertible or exercisable into, or exchangeable for, common shares at a price that is less than 90% of the market price of such shares on the last trading day preceding the date of the agreement to sell such shares, the number of common shares to be issued would increase and the per share price of common shares to be purchased pursuant to the warrant would decrease.

We may raise additional capital, which could have a dilutive effect on the existing holders of our common stock and adversely affect the market price of our common stock.

We frequently evaluate opportunities to access the capital markets taking into account our regulatory capital ratios, financial condition and other relevant considerations and, subject to market conditions, we may take further capital actions. Such actions could include, among other things, the issuance of additional shares of common stock in public or private transactions in order to further increase our capital levels above the requirements for a well-capitalized institution established by the federal bank regulatory agencies as well as other regulatory targets.

In addition, we face significant regulatory and other governmental risk as a financial institution and a participant in the Capital Purchase Program, and it is possible that capital requirements and directives could in the future require us to change the amount or composition of our current capital, including common equity. In this regard, we were not one of the 19 institutions required to conduct a forward-looking capital assessment, or “stress test,” in conjunction with the Federal Reserve and other federal bank supervisors, pursuant to the Supervisory Capital Assessment Program, a complement to the U.S. Treasury’s Capital Assistance Program, which makes capital available to financial institutions as a bridge to private capital in the future. However, the stress assessment requirements under the Capital Assistance Program or similar requirement could be extended or otherwise impact financial institutions beyond the 19 participating institutions, including us. As a result, we could determine, or our regulators could require us, to raise additional capital. There could also be market perceptions regarding the need to raise additional capital, whether as a result of public disclosures that were made regarding the Capital Assistance Program stress test methodology or otherwise, and, regardless of the outcome of the stress tests or other stress case analysis, such perceptions could have an adverse effect on the price of our common stock.

The issuance of any additional shares of common stock as a result of the warrant issued to the U.S. Treasury or other securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities (including the exercise of stock options or vesting of restricted stock issued under our Amended and Restated 2004 Equity Plan), could be substantially dilutive to shareholders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The stock market and, in particular, the market for financial institution stocks, have experienced significant volatility. In some cases, the markets have produced downward pressure on stock prices for certain issuers without regard to those issuers’ underlying financial strength. As a result, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of the shares of our common stock will depend on many factors, which may change from time to time and which may be beyond our control, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales or offerings of our equity or equity related securities, and other factors identified above under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and below. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•                                          actual or anticipated quarterly fluctuations in our operating results and financial condition;

•                                          changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

•                                          failure to meet analysts’ revenue or earnings estimates;

•                                          speculation in the press or investment community generally or relating to our reputation, our market area, our competitors or the financial services industry in general;

•                                          strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•                                          actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•                                          trends in our nonperforming assets;

•                                          the costs and effectiveness of our efforts to reduce our classified assets;

•                                          fluctuations in the stock price and operating results of our competitors;

•                                          future sales of our equity, equity-related or debt securities;

•                                          proposed or adopted regulatory changes or developments;

•                                          anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•                                          trading activities in our common stock, including short-selling;

•                                          domestic and international economic factors unrelated to our performance; and

•                                          general market conditions and, in particular, developments related to market conditions for the financial services industry.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Our common stock is listed for trading on The NASDAQ Global Select Market under the symbol “HTBK”.  The trading volume has historically been less than that of larger financial services companies. Stock price volatility may make it more difficult for you to sell your common stock when you want and at prices you find attractive.

A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the relatively low trading volume of our common stock, significant sales of our common stock in the public market, or the perception that those sales may occur, could cause the trading price of our common stock to decline or to be lower than it otherwise might be in the absence of those sales or perceptions.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a company separate and apart from HBC that must provide for our own liquidity. Substantially all of our revenues are obtained from dividends declared and paid by HBC. There are statutory and regulatory provisions that could limit the ability of HBC to pay dividends to us. Under applicable California law, HBC cannot make any distribution (including a cash dividend) to its shareholder, us, in an amount which exceeds the lesser of: (1) the retained earnings of HBC and (2) the net income of HBC for its last three fiscal years, less the amount of any distributions made by HBC to its shareholder during such period. Notwithstanding the foregoing, with the prior approval of the California Commissioner of Financial Institutions, HBC may make a distribution (including a cash dividend) to us in an amount not exceeding the greatest of: (1) its retained earnings; (2) its net income for its last fiscal year; and (3) its net income for its current fiscal year.

In addition, if in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and an opportunity for a hearing, that such bank cease and desist from such practice. Depending on the financial condition of HBC, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if HBC were to pay dividends. The Federal Reserve has issued policy statements generally requiring insured banks and bank holding companies to pay dividends only out of current operating earnings.

In addition, if HBC becomes insolvent, the direct creditors of HBC will have a prior claim on its assets, as discussed further below. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.

As discussed above, we have entered into a written agreement with the Federal Reserve and DFI that will require HBC to obtain the prior approval of the Federal Reserve and the DFI to make any dividend payment to the Company.  See — “Description of the Company — Recent Regulatory Action.”

Our common stock is equity and therefore is subordinate to our and HBC’s indebtedness and our Series A Preferred Stock, and our ability to declare dividends on our common stock may be limited.

Shares of the common stock are equity interests in us and do not constitute indebtedness. As such, shares of the common stock will rank junior to all current and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us.

We have supported our growth through the issuance of trust preferred securities from special purpose trusts and accompanying sales of junior subordinated debentures to these trusts. The accompanying subordinated debt had a principle amount totaling $23.7 million at December 31, 2009. Payments of the principal and interest on the trust preferred securities of these trusts are conditionally guaranteed by us. Further, the accompanying subordinated debt that we issued to the trusts is senior to our shares of common stock and Series A Preferred Stock. As a result, we must make payments on the subordinated debt before any dividends can be paid on our common stock and Series A Preferred Stock. Under the terms of the subordinated debt, we may defer interest payments for up to five years. In November 2009, we exercised our right to defer interest payments and we will continue to defer interest payments until further notice. Because we have deferred such interest payments, we may not declare or pay any cash dividends on any shares of our common stock or Series A Preferred Stock during the deferral period. In the event of our bankruptcy, dissolution or liquidation, the holders of the subordinated debt must be satisfied before any distributions can be made on our common stock or Series A Preferred Stock.

We may, and HBC may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness.

Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. Under the terms of the Series A Preferred Stock, our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock. In November 2009, we announced that we have suspended the payment of dividends on the Series A Preferred Stock until further notice. In addition, prior to November 21, 2011, unless we have redeemed all of the Series A Preferred Stock or the U.S. Treasury has transferred all of the Series A Preferred Stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our quarterly common stock dividend above $0.08 per share.

Our board of directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of the shareholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, then the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments.

We are also subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and prohibit payment (or require prior approval) of common stock dividends. As discussed above, we have entered into a written agreement with the Federal Reserve and DFI that will require us to obtain the prior approval of the Federal Reserve and DFI to make any interest payments on our outstanding trust preferred securities and the related subordinated debt, or to pay any dividends on our Series A Preferred Stock or common stock.

An entity holding as little as a 5% interest in our outstanding common stock could, under certain circumstances, be subject to regulation as a “bank holding company.”

Any entity (including a “group” composed of natural persons) owning or controlling with the power to vote 25% or more of our outstanding common stock, or 5% or more if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act. In addition, (1) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or retain 5% or more of our outstanding common stock and (2) any person not otherwise defined as a company by the Bank Holding Company Act and its implementing regulations may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of our outstanding common stock. Becoming a bank holding company imposes certain statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for its bank subsidiaries. Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in our common stock or such nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

Risks Related to an Investment in Our Preferred Stock

Preferred stock is equity and is subordinate to our existing and future indebtedness.

Any shares of preferred stock that may be issued are equity interests in the Company and do not constitute indebtedness.  As such, any shares of preferred stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company.  Our existing and future indebtedness may restrict payment of dividends on preferred stock.  Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock (1) dividends may be payable only if declared by our board of directors or a duly authorized committee of the board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and any redemption price out of lawfully available assets.  Further, the preferred stock could impose restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions.

Our ability to redeem preferred stock may be limited.

Preferred stock may have no maturity or mandatory redemption date and may not be redeemable at the option of investors.  Any decision we may make at any time to propose a redemption of the preferred stock will depend upon, among other things, our evaluation of our capital position, including for bank capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time.

Holders of preferred stock may have limited voting rights.

Holders of preferred stock may have no voting rights with respect to matters that generally require the approval of voting shareholders, or may have only limited voting rights.

Our ability to pay cash dividends on preferred stock may be limited by regulatory restrictions, and we may be unable to pay future dividends even if we desire to do so.

As discussed earlier under our written agreement with the Federal Reserve and the DFI, we must obtain their prior approval before we can pay dividends.  Our ability to pay cash dividends may be further limited by regulatory restrictions, by HBC’s ability to pay cash dividends to us and by our need to maintain sufficient capital to support our operations.  The ability of HBC to pay cash dividends to us is limited by its obligations to maintain sufficient capital and by other restrictions on its cash dividends that are applicable to banks that are regulated by the Federal Reserve Board and the DFI.  If HBC is not permitted to pay cash dividends to us, it is unlikely that we would be able to pay cash dividends on our preferred stock.

We may not pay dividends on our capital stock if we fail to make interest payments on our outstanding trust preferred securities or dividend payments on our Series A Preferred Stock.

Under the terms of our outstanding mandatory redeemable cumulative trust preferred securities if an event of default occurs and is outstanding or if we exercise our right to defer payments of interest we may not declare or pay any dividends or distributions on any of our capital stock during such period of default or Extension Period.  Further, under the terms of our Series A Preferred Stock no dividend or distribution may be declared or paid on common stock or any other capital stock junior to or in parity with the Series A Preferred Stock, unless all accrued and unpaid dividends on the Series A Preferred Stock have been or are contemporaneously declared and paid in full.  In November 2009, we exercised our right to defer payments on our trust preferred securities and related subordinated debt and we suspended the payment of dividends on the Series A Preferred Stock.

An active trading market for preferred stock may not develop.

We do not anticipate listing any preferred stock on an exchange or in The NASDAQ Global Select Market. There can be no assurance that an active trading market for the preferred stock will develop, or, if developed, that an active trading market will be maintained.  If an active market is not developed or sustained, the market value and liquidity of the preferred stock may be adversely affected.

Preferred stock may be junior in rights and preferences to preferred stock issued later.

Subject to whatever approvals (if any) of the then-existing holders of our preferred stock may be required, we may issue preferred stock in the future the terms of which are expressly senior to the then existing preferred stock.  The terms of any such future preferred stock expressly senior to the then existing preferred stock may restrict dividend payments on the then existing preferred stock.  For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the then existing preferred stock have been paid for the relevant periods, no dividends may be paid on the then existing preferred stock, and no shares of the then existing preferred stock may be repurchased, redeemed, or otherwise acquired by us.  This could result in dividends on the then existing preferred stock not being paid when contemplated. In addition, in the event of our liquidation, dissolution or winding up, the terms of the senior preferred stock may prohibit us from making payments on the previously issued preferred stock until all amounts due to holders of the senior preferred stock in such circumstances are paid in full.

Risks Associated with Our Debt Securities

We operate through HBC and, as a result, the debt securities will effectively be subordinated to the liabilities of HBC.

Because we operate primarily through HBC and our primary assets are our equity interests in HBC, our obligations, including the debt securities, are effectively subordinated to all existing and future indebtedness and other liabilities of HBC.  HBC may incur further indebtedness in the future.  The debt securities are exclusively obligations of us.  HBC has no obligation to pay any amounts due on the debt securities.  HBC is not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments.  In addition, any payment of dividends, distributions, loans or advances by HBC are subject to regulatory and statutory restrictions.  Payments to us by HBC will also be contingent upon HBC’s earnings and business considerations.

We and HBC may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the debt securities.

The terms of the indenture and the debt securities do not limit the incurrence by us or HBC of indebtedness. We and HBC may incur additional indebtedness in the future, which could have important consequences to holders of the debt securities.  For example, we may have insufficient cash to meet our financial obligations, including our obligations under the debt securities.  Furthermore, our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes could be impaired.  Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of HBC and the ratings of our debt securities.

We may be unable to repay the debt securities if HBC is unable to pay dividends or make advances to us.

At maturity, the entire outstanding principal amount of the debt securities will become due and payable by us.  We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by HBC, we will need to seek additional financing.  Additional financing may not be available to us in the amounts necessary.  We, as a holding company, are dependent upon dividends from HBC to enable us to service our outstanding debt, including the debt securities.  HBC is subject to certain regulatory restrictions as to the transfer of funds and payment of dividends to the holding company.

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities.

Unless otherwise specified in an applicable prospectus supplement, any debt securities sold pursuant to this prospectus and the applicable prospectus supplement will be new securities for which there currently is no established trading market.  We may elect not to list any debt securities on a national securities exchange.  While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time.  No assurance can be given that a market for any series of debt securities will develop or continue, as to the liquidity of any market that does develop, or as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations.

The indenture governing the debt securities does not:

•                                          require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the debt securities in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•                                          limit our ability or the ability of HBC to incur additional indebtedness, including indebtedness that is equal in right of payment to the debt securities or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of certain subsidiaries; or

•                                          limit the aggregate principal amount of debt securities that may be issued.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes.  Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

PRICE RANGE OF COMMON STOCK

Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “HTBK.”  The following table sets forth, for the quarters shown, the range of high and low closing sales prices of our common stock on The NASDAQ Global Select Market and the cash dividends declared on the common stock. As of March 10, 2010, we had 11,820,509 shares of common stock outstanding, held of record by approximately 700 shareholders.

	Stock Price
Quarter	High	Low	Dividend Per Share
Year ending December 31, 2009:
Fourth quarter	$4.64	$2.50	—
Third quarter	$5.75	$2.99	—
Second quarter	$8.66	$3.61	—
First quarter	$11.75	$3.75	$0.02

Year ended December 31, 2008:
Fourth quarter	$15.83	$9.61	$0.08
Third quarter	$16.43	$8.48	$0.08
Second quarter	$18.78	$9.90	$0.08
First quarter	$18.93	$15.23	$0.08

DIVIDEND POLICY

The amount of future dividends will depend upon our earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors on a quarterly basis. It is Federal Reserve policy that bank holding companies should generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. It is also Federal Reserve policy that bank holding companies should not maintain dividend levels that undermine the company’s ability to be a source of strength to its banking subsidiaries. Additionally, in consideration of the current financial and economic environment, the Federal Reserve has indicated that bank holding companies should carefully review their dividend policy and has discouraged payment ratios that are at maximum allowable levels unless both asset quality and capital are very strong. Under the federal Prompt Corrective Action regulations, the Federal Reserve or the FDIC may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as undercapitalized.

As discussed above, we have entered into a written agreement with the Federal Reserve and the DFI that will require us to obtain the prior approval of the Federal Reserve and DFI to make any interest payments on our outstanding trust preferred debt, or to pay any dividends on our Series A Preferred Stock or common stock. Dividends from HBC constitute the principal source of income to HCC. HBC is subject to various statutory and regulatory restrictions on its ability to pay dividends to us, which determines our ability to pay dividends to our shareholders.

We have not paid or declared any dividends on our common stock since the first quarter of 2009.

Under the terms of the Capital Purchase Program, for so long as any preferred stock issued under the Capital Purchase Program remains outstanding, we are prohibited from increasing quarterly dividends on our common stock in excess of $0.08 per share, and from making certain repurchases of equity securities, including our common stock, without the U.S. Treasury’s consent until the third anniversary of the U.S. Treasury investment or until the U.S. Treasury has transferred all of the preferred stock it purchased under the Capital Purchase Program to third parties. As long as the preferred stock issued to the U.S. Treasury is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our common stock, are also prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions. In November 2009, we suspended the payment of dividends on the Series A Preferred Stock until further notice.

We have supported our growth through the issuance of trust preferred securities from special purpose trusts and accompanying sales of subordinated debt to these trusts. The subordinated debt that we issued to the trusts is senior to our shares of common stock and Series A Preferred Stock. As a result, we must make payments on the subordinated debt before any dividends can be paid on our common stock and Series A Preferred Stock. Under the terms of the subordinated debt, we may defer interest payments for up to five years. In November 2009, we exercised our right to defer interest payments and we will continue to defer interest payments until further notice. Because we have deferred such interest payments, we may not declare or pay any cash dividends on any shares of our common stock or Series A Preferred Stock during the deferral period. In the event of our bankruptcy, dissolution or liquidation, the holders of the subordinated debt must be satisfied before any distributions can be made on our common stock or Series A Preferred Stock.

At such time as we become current with the dividends payable on the Series A Preferred Stock and interest payments on our trust preferred securities and related subordinated debt, the decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition, business conditions, regulatory capital requirements and covenants under any applicable contractual arrangements, including agreements with regulatory authorities.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 30,000,000 shares of common stock, no par value. As of March 10, 2010, there were 11,820,509 shares of common stock issued and outstanding held of record by approximately 700 shareholders.  Our common stock is listed on The NASDAQ Global Select Market under the symbol “HTBK.”  Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The common stock has no preemptive, conversion or redemption rights or sinking fund provisions.

Voting Rights

On any matter submitted to a vote of the shareholders, holders of common stock are entitled to one vote, in person or by proxy, for each share of common stock held of record in the shareholder’s name on our books as of the record date. In connection with the election of directors, the shares may be voted cumulatively. Cumulative voting allows each shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned, or to distribute the shareholder’s votes in the same fashion between two or more nominees.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding up of us, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. As a holding company, our ability to pay dividends is affected by the ability of our bank subsidiary to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Transfer Agent and Registrar

The transfer agent for the common stock is Wells Fargo Shareholder Services.

Treasury Warrant

In connection with the U.S. Treasury’s purchase of our Series A Preferred Stock, we issued to the U.S. Treasury, or the “warrantholder,” a warrant exercisable for 462,963 shares of our common stock (subject to adjustment as described below) at an initial exercise price of $12.96 per share (the “Warrant”). The Warrant may be exercised at any time on or before November 21, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by our withholding of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The Warrant is freely transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.  The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.  Until the earlier of November 21, 2011 and the date the initial warrantholder no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•                                          as consideration for or to fund the acquisition of businesses and/or related assets;

•                                          in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•                                          in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•                                          in connection with the exercise of preemptive rights (if any) on terms existing as of November 21, 2008.

Other Distributions.  If we declare any dividends or distributions other than our historical ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction by us that requires shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

Repurchase

Following the redemption in whole of the Series A Preferred Stock held by the warrantholder or the transfer by the warrantholder of all of its Series A Preferred Stock to one or more unaffiliated third parties, we may, upon notice to the warrantholder, repurchase any portion of the Warrant at any time at Fair Market Value.

“Fair Market Value” is first determined by our board of directors, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm. If the warrantholder disagrees with our board of directors’ determination, it may object within ten days. Following such an objection, an authorized representative of the warrantholder and our Chief Executive Officer will promptly meet to agree upon the Fair Market Value. If, after ten days following the objection of the warrantholder, such parties are unable to agree on the Fair Market Value, the Appraisal Procedure may be invoked by either party within thirty days of the warrantholder’s objection.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the warrantholder and one chosen by us, mutually agree on the determinations then the subject to appraisal.  If the two independent appraisers are unable to agree, a third independent appraiser will be chosen by mutual consent of the first two appraisers. In certain cases where the determination of one appraiser differs widely from those of the other two appraisers, the disparate appraisal may be excluded. Whether or not an appraisal is so excluded, the average of the included appraisals is binding upon us and the warrantholder.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents and Law

The following is a summary of certain provisions of law, our articles of incorporation and bylaws, that may have the effect of discouraging, delaying or preventing a change of control, change in management or an unsolicited acquisition proposal that a shareholder might consider favorable, including proposals that might result in the payment of a premium over the market price for the shares held by our shareholders. This summary does not purport to be complete and is qualified in its entirety by reference to the laws and documents referenced.

Charter Documents

Our authorized shares of common stock or preferred stock may be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Our bylaws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at any annual or special meeting of shareholders.

California and Federal Banking Law

The following discussion is a summary of certain provisions of California and federal law and regulations which may be deemed to have “anti-takeover” effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

Federal law prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending, for up to another 30 days, the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the Department of Financial Institutions has approved such acquisition of control. A person would be deemed to have acquired control of Heritage Commerce Corp if such person, directly or indirectly, has the power (1) to vote 25% or more of the voting power of Heritage Commerce Corp; or (2) to direct or cause the direction of the management and policies of Heritage Commerce Corp. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control Heritage Commerce Corp.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement.  You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our amended and restated articles of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus is a part (unless we are otherwise permitted to incorporate by reference into this prospectus).  The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Our amended and restated articles of incorporation provide that the board of directors can issue, without shareholder action, a maximum of 10,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine.  We have 40,000 shares of Series A Preferred Stock outstanding as of March 10, 2010.  See “Description of Series A Preferred Stock” below.

With regard to the general terms and provisions of the preferred stock offered by this prospectus, the board of directors can determine the following:

•                                          the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

•                                          the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•                                          whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•                                          the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

•                                          the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•                                          any other designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our amended and restated articles of incorporation and to the full extent now or hereafter permitted by the laws of the State of California.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of California.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise.  You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•                                          the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

•                                          the initial price at which the preferred stock will be issued;

•                                          the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•                                          any redemption or sinking fund provisions; and

•                                          any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.  The applicable prospectus supplement will indicate whether each series of the preferred stock will rank junior to, or equally with or senior to any outstanding shares of our preferred stock and each other series of the preferred stock.  Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available when, as and if declared by the board of directors or a duly authorized committee of the board of directors, at the rates and on the dates stated in the applicable prospectus supplement.  These rates may be fixed, or variable, or both.  If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period.  We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the board of directors or authorized committee.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement.  The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date.  The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property.  If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.  If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances will be entitled to receive out of our assets that are available for distribution to shareholders:

•                                          liquidation distributions in the amount stated in the applicable prospectus supplement; and

•                                          all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

Outstanding Series A Preferred Stock

On November 21, 2008, pursuant to the Capital Purchase Program, we issued to the U.S. Treasury 40,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation amount per share equal to $1,000, for a total price of $40 million. The holders of the Series A Preferred Stock have preferential dividend and liquidation rights over holders of our common stock. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Series A Preferred Stock is non-voting, except in limited circumstances. Prior to November 21, 2011, unless we have redeemed all of the Series A Preferred Stock or the U.S. Treasury has transferred all of the Series A Preferred Stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, repurchase or otherwise acquire any of our shares of common stock or trust preferred securities, subject to certain limited exceptions. In addition, so long as any shares of our Series A Preferred Stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series A Preferred Stock. We may not redeem the Series A Preferred Stock without requisite regulatory approval.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends.  If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect two members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Our bylaws provide that in the event such voting right is triggered, the authorized number of directors on our board of directors shall be increased by two members. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of The NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of our authorized directors will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights.  So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or written consent of shareholders required by law or by our articles of incorporation, the vote or written consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•                                          any amendment or alteration of the certificate of determination for the Series A Preferred Stock or our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

•                                          any amendment, alteration or repeal of any provision of the certificate of determination for the Series A Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•                                          any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation by us with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, such shares are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period during the five year period following November 21, 2008 and are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date.  If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360 day year consisting of twelve 30 day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to California state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•                                          Senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•                                          at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•                                          purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan (up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation);

•                                          any dividends or distributions of rights or junior stock in connection with any shareholder rights plan or repurchases of rights pursuant to any shareholder rights plan;

•                                          acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or our subsidiary, including as trustee or custodian; and

•                                          the exchange or conversion of junior stock for or into other junior stock, or of parity stock for or into other parity stock or junior stock, but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Certificate of Determination of Series A Preferred Stock provides that such stock may not be redeemed prior to February 15, 2012, unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $10,000,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the Federal Reserve, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as our Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008. The Certificate of Determination of Series A Preferred Stock provides that, after February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve, in whole or in part, subject to notice as described below.

In connection with the adoption of the American Recovery and Reinvestment Act, subject to the approval of the U.S. Treasury and the Federal Reserve Board, we may repurchase the Series A Preferred Stock at any time regardless of whether or not we have replaced such funds from any other source.

In any redemption or repurchase, the redemption or repurchase price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an indenture (the “indenture”), between us and the trustee named in the applicable prospectus supplement, as trustee (the “trustee”), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.  The debt securities may be issued from time to time in one or more series.  The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

The following summaries of certain provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement.  Wherever particular sections or defined terms of the indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be.

The debt securities are obligations exclusively of Heritage Commerce Corp.  As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries.  Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from HBC to meet the payment obligations under the debt securities.

HBC is a separate and distinct legal entity and has no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us.  This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement.  Federal and state banking laws and regulations effectively restrict the payment of dividends to us by HBC.

Furthermore, the ability of HBC to make any payments to us would be dependent upon the terms of any credit facilities of HBC and upon HBC’s earnings, which are subject to various business risks.  In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in HBC remaining after the satisfaction of claims of creditors of HBC.  Accordingly the debt securities are effectively subordinated to existing and future liabilities of HBC to its creditors.

Terms of Debt Securities

The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.  The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.  The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

•                                          the title of the debt securities;

•                                          any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•                                          the date or dates on which the principal of the debt securities will be payable;

•                                          the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•                                          the place or places where the principal of and any premium and interest on the debt securities will be payable;

•                                          the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

•                                          our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

•                                          conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                                          the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

•                                          the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•                                          if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•                                          if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

•                                          if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

•                                          if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

•                                          if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•                                          if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Covenant Defeasance,” or under both such captions;

•                                          whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositories for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Form, Exchange and Transfer — Global Debt Securities” and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

•                                          any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•                                          any addition to or change in the covenants in the indenture applicable to the debt securities; and

•                                          any other terms of debt securities not inconsistent with the provisions of the indenture.

Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount.  Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement.  In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.  If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax applicable to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities.  Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt.  We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities.  We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose.  You will not incur a service charge for any registration of transfer or exchange of debt securities, but you must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture.  Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.  We will appoint the trustee as security registrar.  Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities.  Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

•                                          by the depositary to its nominee;

•                                          by a nominee of the depositary to the depositary or another nominee; or

•                                          by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an Event of Default with respect to the debt securities represented by such global debt security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.  All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture.  Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture.  All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global debt security.

Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants.  In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants.  Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf).  Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time.  We, the trustee or any agent of ours or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee.  We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”  These payments will be the responsibility of those participants.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds.  In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds.  There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests.  Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register.  Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series.  Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.  We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as prescribed in the indenture are met.  When our successor assumes our obligations under the indenture and the debt securities, and when any other conditions required by the indenture are satisfied, the successor will succeed to and be substituted for us under the indenture.

The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•                                          our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

•                                          our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•                                          our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•                                          our failure to observe or perform any other covenant contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

•                                          certain events related to our bankruptcy, insolvency or reorganization; and

•                                          any other event defined as an event of default with respect to debt securities of a particular series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.  If an Event of Default involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security, such portion of the principal amount of such debt security may be specified in the terms of such debt security) to be due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of securities then outstanding, then, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series (or in the case of any debt security that is an original issue discount security, such portion of the principal amount of such security), may declare the entire principal amount of all securities of such series due and payable immediately.

If an Event of Default for certain events related to bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable.  After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture.  For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity.  Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.  However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Covenants

We undertake certain agreements or commitments, including agreements to do the following:

•                                          punctually make payments on the debt securities;

•                                          maintain one or more offices at which debt securities can be presented for payment and registration;

•                                          act as, or appoint a third party as, paying agent for one or more series of the securities;

•                                          provide the paying agent with sufficient funds to make required payments when due under the securities;

•                                          give the Trustee written notice of any event of default under the indenture within 30 days of its occurrence;

•                                          maintain our properties in good condition, subject to ordinary wear and tear;

•                                          file all required tax returns and pay taxes, assessments and other governmental charges as they become due and payable; and

•                                          maintain our corporate existence and all rights and franchises necessary for the operation of our business.

Redemption

One or more series of debt securities may provide for redemption of the series of securities that is redeemable before its stated maturity date. If we elect to redeem a series, we will give the Trustee at least 60 days’ notice. If less than all securities of like tenor are to be redeemed, the Trustee shall select the securities to be redeemed in a manner the Trustee deems fair and appropriate. Either we or the Trustee must give holders of securities to be redeemed written notice of certain items required under the indenture, by first class mail not less than 30 and not more than 60 days before the redemption date. After notice of redemption is given, the securities selected for redemption become due and payable, and cease to bear interest, on the redemption date, except that if we fail to make the required payment to redeem securities selected for redemption, those securities shall continue to bear interest until paid. If securities are redeemed only in part, we will, upon surrender of the security and at no charge to the holder, issue to the holder a like security for the unredeemed portion of the security so surrendered.

Sinking Funds

One or more series of the securities may provide for mandatory or optional sinking fund payments for the retirement of a series of securities.  We may satisfy sinking fund payment obligations by delivering securities of such series previously redeemed from the holders and not previously credited toward sinking fund payment obligations.  We must give the Trustee at least 60 days’ notice of the portion of a sinking fund payment that is to be satisfied by payment in cash and the portion that is to be satisfied by delivering and crediting securities.

Modification and Waiver

The indenture provides that we and the Trustee may enter into supplemental indentures without the consent of any holders for the following purposes:

•                                          to reflect a merger, transfer of assets or similar transaction and the assumption of our obligations under the indenture and the securities by the surviving or transferee entity;

•                                          to add provisions for the benefit of holders of one or more series of securities;

•                                          to add additional events of default under the securities;

•                                          to add or change provisions needed to facilitate the issuance of securities as certificated or global securities;

•                                          to provide collateral as security for repayment of the securities;

•                                          to establish the forms or terms of securities as permitted under the indenture;

•                                          to reflect appointment of a successor trustee or to facilitate administration of the indenture by more than one trustee; and

•                                          to cure any ambiguity or inconsistency in the indenture; provided the change does not adversely affect the interests of holders of the securities in any material respect.

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of senior or subordinated debt securities, as the case may be, affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•                                          change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•                                          reduce the principal amount of, or any premium or interest on, any debt security;

•                                          reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity;

•                                          change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•                                          modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

•                                          impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•                                          reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•                                          reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•                                          modify such provisions with respect to modification and waiver.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such affected series.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause).  Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture.  In certain limited circumstances, the trustee will be entitled to set a record date for action by holders.  If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date.  To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.  For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge.  The indenture will provide that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities.  Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants.  The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities.  We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities.  We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.  In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default.  In such case, we would remain liable for such payments.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Registered Owner

We, the trustee and any of our or the trustee’s agents may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

Unless specified in a prospectus supplement, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of California.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act.  The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock.  Warrants may be issued separately or together with common stock or preferred stock and may be attached to or separate from such common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.

This section describes the general terms and provisions of the warrants offered hereby.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

•                                          the title of the warrants;

•                                          the offering price of the warrants, if any;

•                                          the aggregate number of warrants;

•                                          the designation and terms of the securities that is purchasable upon exercise of the warrants;

•                                          the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•                                          the date after which the warrants and any securities issued with the warrants will be separately transferable;

•                                          the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

•                                          the dates on which the right to exercise the warrants begins and expires;

•                                          the minimum or maximum number of warrants that may be exercised at any one time;

•                                          the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•                                          a discussion of certain United States federal income tax considerations;

•                                          any anti-dilution provisions of the warrants;

•                                          any redemption or call provisions applicable to the warrants; and

•                                          any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants.  After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the securities purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate.  Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants.  Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.  However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.  Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•                                          reduce the amount receivable upon exercise, cancellation or expiration;

•                                          shorten the period of time during which the warrants may be exercised;

•                                          otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•                                          reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock or preferred stock covered by, a warrant are subject to adjustment in certain events, including:

•                                          the issuance of securities as a dividend;

•                                          subdivisions and combinations of the securities;

•                                          the distribution of evidences of our indebtedness, assets, rights or warrants.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock or preferred stock, as applicable, shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•                                          at a fixed price or prices, which may be changed from time to time;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to prevailing market prices; or

•                                          at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

We may offer the securities being offered by use of this prospectus:

•                                          through underwriters;

•                                          through dealers;

•                                          through agents;

•                                          directly to purchasers; or

•                                          through a combination of such methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act and to be reimbursed by us for certain expenses.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

This prospectus may also be used in connection with any issuance of shares of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Buchalter Nemer, a professional corporation, Los Angeles, California.  If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Heritage Commerce Corp appearing in Heritage Commerce Corp’s Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of Heritage Commerce Corp’s internal control over financial reporting as of December 31, 2009 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following are the expenses to be incurred by the registrant in connection with the registration of the securities being registered under this registration statement.  All amounts set forth below, except the Securities and Exchange Commission registration fee, are estimated.

SEC registration fee	$3,627	*
Accounting fees	$10,000
Legal fees	$20,000
Trustee fees and expenses**	—
Miscellaneous expenses	$5,000
Total expenses	$38,627

*Previously Paid.

**To be filled by amendment on Form 8-K or Rule 424 filing, if applicable.

Item 14.  Indemnification of Directors and Officers.

The California General Corporation Law (the “CGCL”) provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The articles of incorporation and bylaws of Heritage Commerce Corp implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

The Company has entered into indemnification agreements with each of its directors and executive officers.  The Form of the agreement is incorporated by reference to Exhibit 10.40 of this Registration Statement.

Item 15. Recent Sales of Unregistered Securities

On November 21, 2008, we entered into a purchase agreement with the United States Department of the Treasury, pursuant to which we agreed to issue and sell (i) 40,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share and (ii) a warrant to purchase up to 462,963 shares of our common stock no par value per share, at an initial exercise price of $12.96 per share, for an aggregate purchase price of $40 million in cash. These securities were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section (4)(2) of the Securities Act of 1933, as amended.

Item 16.  List of Exhibits.

Exhibit
Number	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities
*1.2	Form of Underwriting Agreement with respect to Common Stock
*1.3	Form of Underwriting Agreement with respect to Preferred Stock
*1.4	Form of Underwriting Agreement with respect to Warrants
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 16, 2009)
3.2	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2010)
3.3

Certificate of Determination for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference from the Registrant’s Current Report on Form 8-K as filed November 26, 2008)

4.1

Indenture, dated as of March 23, 2000, between Heritage Commerce Corp, as Issuer, and the Bank of New York, as Trustee (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)

4.2	Amended and Restated Declaration of Trust, Heritage Capital Trust I, dated as of March 23, 2000 (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)
4.3

Indenture, dated as of September 7, 2000, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)

4.4

Amended and restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, and Heritage Commerce Corp, as Sponsor (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)

4.5

Indenture, dated as of July 31, 2001, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 29, 2002)

4.6

Amended and restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association as Institutional Trustee, and Heritage Commerce Corp, as Sponsor, dated as of July 31, 2001 (incorporated herein by reference from the Registrant’s Form 10-K filed March 29, 2002)

4.7

Indenture, dated as of September 26, 2002, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 29, 2003)

4.8

Amended and restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee and Heritage Commerce Corp, as Sponsor, dated as of September 26, 2002 (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 29, 2003)

4.9	Warrant to Purchase Common Stock dated November 21, 2008 (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed November 26, 2008)
**4.10	Form of Indenture for Debt Securities (previously filed)

4.11	Form of Debt Security (included as part of Exhibit 4.10) (previously filed)
*4.12	Form of Warrant Agreement
*4.13	Form of Warrant Certificate
*4.14	Form of Certificate of Designations for Preferred Stock
5.1	Opinion of Buchalter Nemer, a professional corporation, as to the legality of the Common Stock, Preferred Stock, Debt Securities and Warrants to be issued by the Registrant (previously filed)
*8.1	Opinion and consent of counsel as to the federal income tax consequences of the Securities
10.1	Real Property Leases for Registrant’s Principal Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed March 5, 1998)
10.2	Third Amendment to Lease for Registrant’s Principal Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed August 17, 2005)
10.3	Fourth Amendment to Lease for Registrant’s Principle Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed August 17, 2005)
10.4	Fourth Amendment to Sublease for Registrant’s Principle Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2005)
***10.5	Heritage Commerce Corp Management Incentive Plan (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed May 3, 2005)
***10.6	1994 Stock Option Plan and Form of Agreement (incorporated herein by reference from the Registrant’s Registration Statement on Form S-8 filed July 17, 1998)
***10.7	Amended and Restated 2004 Equity Plan (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 2, 2009)
***10.8	Modification to Employment Agreement of James Mayer dated December 11, 2008* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed December 17, 2008)
***10.9	Restricted stock agreement with Walter Kaczmarek dated March 17, 2005* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed March 22, 2005)
***10.10	2004 stock option agreement with Walter Kaczmarek dated March 17, 2005* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed March 22, 2005)
***10.11	Non-qualified Deferred Compensation Plan* (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 31, 2005)
***10.12	Amended and Restated Employment Agreement with Walter Kaczmarek, dated October 17, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed October 22, 2007)
***10.13	Amended and Restated Employment Agreement with Lawrence McGovern, dated October 17, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed October 22, 2007)
***10.14	Amended and Restated Employment Agreement with Raymond Parker, dated October 17, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed October 22, 2007)
***10.15	Employment Agreement with Michael R. Ong, dated August 12, 2008* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed August 13, 2008)
***10.16	Employment Agreement with Dan Kawamoto, dated June 11, 2009 (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 16, 2009)
***10.17	Employment Agreement with Margaret Incandela, dated February 1, 2010 (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2010)
***10.18

Consulting Agreement dated of February 8, 2007 between Heritage Bank of Commerce and John J. Hounslow* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)

10.19

Non-Complete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among Heritage Commerce Corp, Heritage Bank of Commerce and John J. Hounslow (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)

***10.20	Letter Agreement between John J. Hounslow and Heritage Commerce Corp dated June 20, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)
10.21

Non-Compete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among James Mayer, Heritage Commerce Corp and Heritage Bank of Commerce (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)

***10.22	2005 Amended and Restated Heritage Commerce Corp Supplemental Retirement Plan* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed September 30, 2008)
***10.23	Form of Endorsement Method Split Dollar Plan Agreement for Executive Officers* (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2008)
***10.24	Form of Endorsement Method Split Dollar Plan Agreement for Directors* (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2008)

***10.25

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Walter T. Kaczmarek* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.26

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Lawrence D. McGovern* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.27

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Raymond Parker* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.28

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Michael Ong* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.29

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and James Mayer* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.30

First Amended and Restated Deferred Agreement dated December 29, 2008 between James Blair and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.31

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Jack Conner and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.32

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Frank Bisceglia and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.33

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between James Blair and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.34

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Robert Moles and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.35

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Humphrey Polanen and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.36

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Charles Toeniskoetter and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.37

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Ranson Webster and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.38

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between William Del Biaggio, Jr. and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

10.39

Letter Agreement dated November 21, 2008 between the Company and United States Treasury for Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Warrant for Common Stock (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed November 26, 2008)

***10.40

Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed December 23, 2009)

12.1

Calculation of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2010)

12.1	Subsidiaries of Registrant (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 16, 2007)
23.1	Consent of Crowe Horwath LLP (filed herewith)
23.2	Consent of Buchalter Nemer (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Registrant (included in the signature page to this registration statement)
*25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture

*	If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference
**

If applicable, any specific Indenture executed by the Trustee thereunder and the Registrant will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference

***	Management Contract or Compensation Agreement

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)                                  The undersigned registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 23, 2010.

HERITAGE COMMERCE CORP

By:	/s/ WALTER T. KACZMAREK
WALTER T. KACZMAREK
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter T. Kaczmarek and Lawrence D. McGovern, and each and any of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 and any and all amendments thereto (including post-effective amendments), and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or its substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 23, 2010.

Signature	Title

/s/ FRANK G. BISCEGLIA	Director
FRANK G. BISCEGLIA

/s/ JACK W. CONNER	Director and Chairman of the Board
JACK W. CONNER

/s/ CELESTE V, FORD	Director
CELESTE V. FORD

/s/ JOHN J. HOUNSLOW	Director
JOHN J. HOUNSLOW

/s/ WALTER T. KACZMAREK	Director and Chief Executive Officer
WALTER T. KACZMAREK	(Principal Executive Officer)

/s/ MARK E. LEFANOWICZ	Director
MARK E. LEFANOWICZ

/s/ LAWRENCE D. MCGOVERN	Executive Vice President and Chief Financial Officer
LAWRENCE D. MCGOVERN	(Principal Financial and Accounting Officer)

Signature	Title

/s/ ROBERT T. MOLES	Director
ROBERT T. MOLES

/s/ HUMPHREY P. POLANEN	Director
HUMPHREY P. POLANEN

/s/ CHARLES J. TOENISKOETTER	Director
CHARLES J. TOENISKOETTER

/s/ RANSON W. WEBSTER	Director
RANSON W. WEBSTER

EXHIBIT INDEX

Exhibit
Number	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities
*1.2	Form of Underwriting Agreement with respect to Common Stock
*1.3	Form of Underwriting Agreement with respect to Preferred Stock
*1.4	Form of Underwriting Agreement with respect to Warrants
3.1	Restated Articles of Incorporation of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on March 16, 2009)
3.2	Bylaws, as amended, of Heritage Commerce Corp (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2010)
3.3

Certificate of Determination for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference from the Registrant’s Current Report on Form 8-K as filed November 26, 2008)

4.1

Indenture, dated as of March 23, 2000, between Heritage Commerce Corp, as Issuer, and the Bank of New York, as Trustee (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)

4.2	Amended and Restated Declaration of Trust, Heritage Capital Trust I, dated as of March 23, 2000 (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)
4.3

Indenture, dated as of September 7, 2000, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)

4.4

Amended and restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, and Heritage Commerce Corp, as Sponsor (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed April 6, 2001)

4.5

Indenture, dated as of July 31, 2001, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 29, 2002)

4.6

Amended and restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association as Institutional Trustee, and Heritage Commerce Corp, as Sponsor, dated as of July 31, 2001 (incorporated herein by reference from the Registrant’s Form 10-K filed March 29, 2002)

4.7

Indenture, dated as of September 26, 2002, between Heritage Commerce Corp, as Issuer, and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 29, 2003)

4.8

Amended and restated Declaration of Trust by and among State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee and Heritage Commerce Corp, as Sponsor, dated as of September 26, 2002 (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 29, 2003)

4.9	Warrant to Purchase Common Stock dated November 21, 2008 (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed November 26, 2008)
**4.10	Form of Indenture for Debt Securities (previously filed)
4.11	Form of Debt Security (included as part of Exhibit 4.10) (previously filed)
*4.12	Form of Warrant Agreement
*4.13	Form of Warrant Certificate
*4.14	Form of Certificate of Designations for Preferred Stock
5.1	Opinion of Buchalter Nemer, a professional corporation, as to the legality of the Common Stock, Preferred Stock, Debt Securities and Warrants to be issued by the Registrant (previously filed)
*8.1	Opinion and consent of counsel as to the federal income tax consequences of the Securities
10.1	Real Property Leases for Registrant’s Principal Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed March 5, 1998)
10.2	Third Amendment to Lease for Registrant’s Principal Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed August 17, 2005)
10.3	Fourth Amendment to Lease for Registrant’s Principle Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed August 17, 2005)
10.4	Fourth Amendment to Sublease for Registrant’s Principle Office (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2005)

***10.5	Heritage Commerce Corp Management Incentive Plan (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed May 3, 2005)
***10.6	1994 Stock Option Plan and Form of Agreement (incorporated herein by reference from the Registrant’s Registration Statement on Form S-8 filed July 17, 1998)
***10.7	Amended and Restated 2004 Equity Plan (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 2, 2009)
***10.8	Modification to Employment Agreement of James Mayer dated December 11, 2008* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed December 17, 2008)
***10.9	Restricted stock agreement with Walter Kaczmarek dated March 17, 2005* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed March 22, 2005)
***10.10	2004 stock option agreement with Walter Kaczmarek dated March 17, 2005* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed March 22, 2005)
***10.11	Non-qualified Deferred Compensation Plan* (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 31, 2005)
***10.12	Amended and Restated Employment Agreement with Walter Kaczmarek, dated October 17, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed October 22, 2007)
***10.13	Amended and Restated Employment Agreement with Lawrence McGovern, dated October 17, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed October 22, 2007)
***10.14	Amended and Restated Employment Agreement with Raymond Parker, dated October 17, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed October 22, 2007)
***10.15	Employment Agreement with Michael R. Ong, dated August 12, 2008* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed August 13, 2008)
***10.16	Employment Agreement with Dan Kawamoto, dated June 11, 2009 (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 16, 2009)
***10.17	Employment Agreement with Margaret Incandela, dated February 1, 2010 (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2010)
***10.18

Consulting Agreement dated of February 8, 2007 between Heritage Bank of Commerce and John J. Hounslow* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)

10.19

Non-Complete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among Heritage Commerce Corp, Heritage Bank of Commerce and John J. Hounslow (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)

***10.20	Letter Agreement between John J. Hounslow and Heritage Commerce Corp dated June 20, 2007* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)
10.21

Non-Compete, Non-Solicitation and Confidentiality Agreement dated as of February 8, 2007 by and among James Mayer, Heritage Commerce Corp and Heritage Bank of Commerce (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed June 22, 2007)

***10.22	2005 Amended and Restated Heritage Commerce Corp Supplemental Retirement Plan* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed September 30, 2008)
***10.23	Form of Endorsement Method Split Dollar Plan Agreement for Executive Officers* (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2008)
***10.24	Form of Endorsement Method Split Dollar Plan Agreement for Directors* (incorporated herein by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2008)
***10.25

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Walter T. Kaczmarek* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.26

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Lawrence D. McGovern* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.27

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Raymond Parker* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.28

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and Michael Ong* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.29

Amendment No. 1 to Employment Agreement, dated December 29, 2008 between the Company and James Mayer* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.30

First Amended and Restated Deferred Agreement dated December 29, 2008 between James Blair and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.31

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Jack Conner and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.32

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Frank Bisceglia and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.33

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between James Blair and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.34

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Robert Moles and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.35

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Humphrey Polanen and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.36

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Charles Toeniskoetter and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.37

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between Ranson Webster and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

***10.38

First Amended and Restated Director Compensation Benefits Agreement dated December 29, 2008 between William Del Biaggio, Jr. and the Company* (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed January 2, 2009)

10.39

Letter Agreement dated November 21, 2008 between the Company and United States Treasury for Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Warrant for Common Stock (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed November 26, 2008)

***10.40

Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed December 23, 2009)

12.1

Calculation of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2010)

12.1	Subsidiaries of Registrant (incorporated by reference from the Registrant’s Annual Report on Form 10-K filed March 17, 2007)
23.1	Consent of Crowe Horwath LLP (filed herewith)
23.2	Consent of Buchalter Nemer (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Registrant (included in the signature page to this registration statement)
*25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture

*	If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference
**

If applicable, any specific Indenture executed by the Trustee thereunder and the Registrant will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference

***	Management Contract or Compensation Agreement